Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2020 Results

SPOKANE, Wash., February 1, 2021 (GLOBE NEWSWIRE) – PotlatchDeltic Corporation (Nasdaq:PCH) today reported net income of $100.0 million, or $1.48 per diluted share, on revenues of $337.4 million for the quarter ended December 31, 2020. Net income was $11.4 million, or $0.17 per diluted share, on revenues of $203.5 million for the quarter ended December 31, 2019.

Net income for the full year 2020 was $166.8 million, or $2.47 per diluted share, on revenues of $1.0 billion. Excluding an after-tax pension settlement charge, adjusted net income was $198.6 million, or $2.94 per diluted share for 2020. Net income for the full year 2019 was $55.7 million, or $0.82 per diluted share, on revenues of $827.1 million. Excluding after-tax special items consisting of a gain on the sale of legacy Deltic MDF facility and loss on the extinguishment of debt, adjusted net income was $54.4 million, or $0.80 per diluted share for 2019.

2020 Highlights

•	Generated record Total Adjusted EBITDDA of $382.2 million and Total Adjusted EBITDDA margin of 37%
•	Timberlands, Wood Products and Real Estate all had record years
•	Returned $123 million to shareholders through dividends and share repurchases
•	Sold 72,440 acres in Minnesota to The Conservation Fund for nearly $48 million
•	Refinanced $46 million in debt during 2020 and locked in historically low rates on $608 million of future refinances
•	Expanded strong liquidity position to $631 million as of December 31, 2020

“2020 was a phenomenal year with all three of our businesses achieving record financial performance,” said Eric Cremers, president and chief executive officer. “Our employees’ strong resolve and focus on operating safely allowed us to take advantage of strong demand and historic lumber prices. In addition, our Real Estate team completed a large land sale to The Conservation Fund for nearly $48 million. We are well positioned to continue to execute our disciplined capital allocation strategy and maximize shareholder value given our strong liquidity position,” stated Mr. Cremers.

Financial Highlights

(in millions, except per share data - unaudited)	Q4 2020	Q3 2020	Q4 2019
Revenues	$337.4	$313.0	$203.5
Net income	$100.0	$81.0	$11.4
Weighted average shares outstanding, diluted (in thousands)	67,607	67,528	67,695
Net income per diluted share	$1.48	$1.20	$0.17

Adjusted EBITDDA	$163.9	$135.4	$46.6
Distributions per share	$0.41	$0.40	$0.40
Net cash from operations	$144.4	$102.9	$33.6
Cash and cash equivalents	$252.3	$148.9	$83.3

Business Performance: Q4 2020 vs. Q3 2020

Timberlands

Fourth Quarter 2020 Highlights

•	Timberlands Adjusted EBITDDA increased $2.8 million from Q3 2020 levels
•	Northern harvest volumes were seasonally lower
•	Northern sawlog prices increased 37% due primarily to higher prices on lumber-indexed volume
•	Log & haul costs reflect lower Northern harvest volume and seasonally lower rates

(in millions - unaudited)	Q4 2020	Q3 2020	$ Change
Segment Revenues	$109.8	$117.0	$(7.2)

Adjusted EBITDDA	$62.5	$59.7	$2.8

Wood Products

Fourth Quarter 2020 Highlights

•	Wood Products Adjusted EBITDDA decreased $11.4 million from Q3 2020 levels
•	Average lumber price realizations declined 1% to $629 per MBF in Q4 2020
•	Log costs increased due to higher index pricing in Idaho
•	Lumber production decreased in Q4 2020 leading to lower fixed cost absorption

(in millions - unaudited)	Q4 2020	Q3 2020	$ Change
Segment Revenues	$208.9	$218.3	$(9.4)

Adjusted EBITDDA	$70.3	$81.7	$(11.4)

Real Estate

Fourth Quarter 2020 Highlights

•	Real Estate Adjusted EBITDDA increased $43.1 million from Q3 2020 levels
•	Sold 73,573 acres of rural land for $700/acre, including sale of 72,440 acres to The Conservation Fund for nearly $48 million
•	Sold 72 residential lots at an average $80,000/lot in Q4 2020
•	Sold 4 commercial acres for $818,000/acre
(in millions - unaudited)	Q4 2020	Q3 2020	$ Change
Segment Revenues	$62.2	$18.2	$44.0

Adjusted EBITDDA	$56.5	$13.4	$43.1

Outlook

“We expect housing fundamentals and lumber demand to remain strong in 2021. While lumber prices will likely moderate this year, we expect lumber prices to remain higher than long-term averages. This is particularly important to PotlatchDeltic given our leverage to lumber prices. We continue to keep an eye on the pandemic and its potential impact on the economy and our business. During 2021, we expect to harvest approximately 6 million tons in our Timberlands segment, ship around 1.1 billion board feet of lumber, and sell about 20,000 acres and 145 residential lots in our Real Estate segment,” stated Mr. Cremers.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

Management uses Adjusted EBITDDA to evaluate the performance of the company. This is a non-GAAP measure that represents EBITDDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share are non-GAAP measures that represent GAAP net income and GAAP net earnings per diluted share before certain items that impact the ability of investors, securities analysts and other interested parties to compare the performance of our business, either period-over-period or with other businesses.

Reconciliations to GAAP are set forth in the accompanying schedules.

Conference Call Information

A live conference call and webcast will be held Tuesday, February 2, 2021, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-833-968-2227 for U.S./Canada and 1-778-560-2697 for international callers. Participants will be asked to provide conference I.D. number 7785927. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available three hours following the call until February 9, 2021 by calling 1-800-585-8367 for U.S./Canada or 1-416-621-4642 for international callers. Callers must enter conference I.D. number 7785927 to access the replay.

About PotlatchDeltic

About PotlatchDeltic PotlatchDeltic (NASDAQ:PCH) is a leading Real Estate Investment Trust (REIT) that owns approximately 1.8 million acres of timberlands in Alabama, Arkansas, Idaho, Louisiana, Minnesota and Mississippi. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to environmental and social responsibility and to responsible governance. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s current and expected liquidity; the effects of COVID-19 on demand for our products and on our ability to continue operations; the success of the company’s business strategies; the company’s intent to refinance debt maturing in the future; the company’s capital allocation strategies, including share repurchases and dividend expectations; maintaining the company’s investment grade credit rating; favorable capital structure and strong balance sheet; interest rates and expenses; corporate expenses; pension expenses; taxes;  2021 outlook; the housing market and repair and remodel market; housing starts; lumber supply, demand and pricing; revenues, costs and expenses; lumber shipment volumes; expected sawlog demand and timber harvest volumes; sawlog mix and pricing; rural real estate and development real estate sales; land basis and average price per acre and developed lot; planned capital expenditures and anticipated internal rate of return; number of seedlings planted; amount of CO2e sequestered; expected release of 2020 ESG Report; business conditions; and similar matters. Words such as “anticipate,” “expect,” “will,” “intend,” “plan,” “target,” “project,”

“believe,” “seek,” “schedule,” “estimate,” “could,” “can,” “may,” and similar expressions are intended to identify such forward-looking statements.  You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including impact of the COVID-19 outbreak on our business, suppliers, customers and employees; changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies and effects on our customers and suppliers; changes in interest rates; credit availability and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in foreign demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; fires and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; the successful execution of the company’s strategic plans; the company’s ability to meet expectations; and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2020	2020	2019	2020	2019
Revenues	$337,449	$313,046	$203,499	$1,040,930	$827,098
Costs and expenses:
Cost of goods sold	183,860	182,039	169,544	687,781	682,066
Selling, general and administrative expenses	20,455	21,046	13,931	72,519	57,925
Gain on sale of facility	—	—	—	—	(9,176)
	204,315	203,085	183,475	760,300	730,815
Operating income	133,134	109,961	20,024	280,630	96,283
Interest expense, net	(8,869)	(8,557)	(8,540)	(29,463)	(30,361)
Loss on extinguishment of debt	—	—	—	—	(5,512)
Pension settlement charge	—	—	—	(42,988)	—
Non-operating pension and other postretirement costs	(3,556)	(3,557)	(935)	(14,226)	(3,739)
Income before income taxes	120,709	97,847	10,549	193,953	56,671
Income taxes	(20,692)	(16,840)	850	(27,123)	(1,010)
Net income	$100,017	$81,007	$11,399	$166,830	$55,661

Net income per share:
Basic	$1.49	$1.21	$0.17	$2.48	$0.82
Diluted	$1.48	$1.20	$0.17	$2.47	$0.82
Dividends per share	$0.41	$0.40	$0.40	$1.61	$1.60
Weighted-average shares outstanding (in thousands):
Basic	67,159	67,149	67,476	67,237	67,608
Diluted	67,607	67,528	67,695	67,568	67,743

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

	At December 31,
(in thousands, except per share amounts)	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$252,340	$83,310
Customer receivables, net	26,606	14,167
Inventories, net	62,036	65,781
Other current assets	16,136	20,183
Total current assets	357,118	183,441
Property, plant and equipment, net	288,544	286,383
Investment in real estate held for development and sale	72,355	74,233
Timber and timberlands, net	1,600,061	1,638,663
Intangible assets, net	16,270	17,049
Other long-term assets	46,717	35,290
Total assets	$2,381,065	$2,235,059

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$93,279	$60,577
Current portion of long-term debt	39,981	45,974
Current portion of pension and other postretirement employee benefits	6,574	6,701
Total current liabilities	139,834	113,252
Long-term debt	717,366	710,495
Pension and other postretirement employee benefits	128,807	115,463
Deferred tax liabilities, net	17,740	20,165
Other long-term obligations	72,365	48,853
Total liabilities	1,076,112	1,008,228
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value	66,876	67,221
Additional paid-in capital	1,674,576	1,666,299
Accumulated deficit	(315,510)	(359,330)
Accumulated other comprehensive loss	(120,989)	(147,359)
Total stockholders’ equity	1,304,953	1,226,831
Total liabilities and stockholders' equity	$2,381,065	$2,235,059

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
(in thousands)	December 31, 2020	September 30, 2020	December 31, 2019	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$100,017	$81,007	$11,399	$166,830	$55,661
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	20,076	20,594	19,516	77,885	72,105
Basis of real estate sold	10,908	5,249	6,343	25,348	20,554
Gain on sale of facility	—	—	—	—	(9,176)
Loss on extinguishment of debt	—	—	—	—	5,512
Change in deferred taxes	(223)	(538)	5,898	(14,610)	(11,045)
Employee benefit plans	5,916	5,917	2,970	23,666	11,877
Pension settlement charge	—	—	—	42,988	—
Equity-based compensation expense	2,135	2,063	1,910	8,063	7,272
Other, net	(725)	(367)	368	(1,269)	(2,324)
Change in:
Receivables, net	23,478	(25,496)	13,047	(12,439)	7,238
Inventories, net	(3,464)	(6,357)	(11,579)	3,745	(3,519)
Other assets	6,315	711	5,648	4,591	5,305
Accounts payable and accrued liabilities	(18,920)	29,127	(20,231)	25,848	(11,415)
Other liabilities	2,957	(1,676)	934	1,327	3,955
Real estate development expenditures	(2,506)	(1,713)	(1,516)	(6,706)	(7,254)
Funding of pension and other postretirement employee benefits	(1,546)	(5,619)	(1,066)	(10,004)	(5,678)
Net cash provided by operating activities	144,418	102,902	33,641	335,263	139,068

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(8,027)	(4,371)	(13,557)	(22,693)	(39,153)
Timberlands reforestation and roads	(3,889)	(4,569)	(4,426)	(16,234)	(17,695)
Acquisition of timber and timberlands	(2,120)	(8)	(348)	(6,858)	(626)
Proceeds on sale of facility	—	—	—	1,000	58,793
Transfer from company owned life insurance (COLI)	575	895	977	5,616	1,968
Transfer to COLI	(448)	(540)	(569)	(3,341)	(1,148)
Other, net	(19)	16	253	318	2,378
Net cash (used in) provided by investing activities	(13,928)	(8,577)	(17,670)	(42,192)	4,517

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(27,419)	(26,749)	(26,888)	(107,853)	(107,722)
Repurchase of common stock	—	—	—	(15,364)	(25,173)
Proceeds from long-term debt	46,000	—	40,000	46,000	190,000
Repayment of long-term debt	(46,000)	—	(40,000)	(46,000)	(190,000)
Premiums and fees on debt retirement	—	—	—	—	(4,865)
Other, net	(735)	(506)	(619)	(1,768)	(1,012)
Net cash used in financing activities	(28,154)	(27,255)	(27,507)	(124,985)	(138,772)
Change in cash, cash equivalents and restricted cash	102,336	67,070	(11,536)	168,086	4,813
Cash, cash equivalents and restricted cash at beginning of period	150,004	82,934	95,790	84,254	79,441
Cash, cash equivalents and restricted cash at end of period	$252,340	$150,004	$84,254	$252,340	$84,254

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2020	2020	2019	2020	2019
Revenues
Timberlands	$109,764	$116,985	$88,845	$376,519	$322,693
Wood Products	208,898	218,291	126,429	698,405	540,408
Real Estate	62,191	18,151	17,413	104,416	78,872
	380,853	353,427	232,687	1,179,340	941,973
Intersegment Timberlands revenues	(43,404)	(40,381)	(29,188)	(138,410)	(114,875)
Consolidated revenues	$337,449	$313,046	$203,499	$1,040,930	$827,098

Adjusted EBITDDA[1]
Timberlands	$62,512	$59,649	$38,010	$182,802	$133,987
Wood Products	70,315	81,644	1,843	176,095	12,901
Real Estate	56,414	13,466	13,953	86,476	62,650
Corporate	(13,884)	(15,361)	(9,327)	(48,451)	(36,257)
Eliminations and adjustments	(11,459)	(4,012)	2,120	(14,694)	5,662
Total Adjusted EBITDDA	163,898	135,386	46,599	382,228	178,943
Interest expense, net	(8,869)	(8,557)	(8,540)	(29,463)	(30,361)
Depreciation, depletion and amortization	(19,671)	(20,187)	(19,107)	(76,261)	(70,417)
Basis of real estate sold	(10,908)	(5,249)	(6,343)	(25,348)	(20,554)
Loss on extinguishment of debt	—	—	—	—	(5,512)
Pension settlement charge	—	—	—	(42,988)	—
Non-operating pension and other postretirement employee benefits	(3,556)	(3,557)	(935)	(14,226)	(3,739)
(Loss) gain on fixed assets	(185)	11	(1,125)	11	(865)
Gain on sale of facility	—	—	—	—	9,176
Income (loss) before income taxes	$120,709	$97,847	$10,549	$193,953	$56,671

Depreciation, depletion and amortization
Timberlands	$13,069	$13,821	$13,240	$51,047	$46,601
Wood Products	6,200	5,983	5,393	23,611	22,059
Real Estate	155	149	170	620	678
Corporate	247	234	304	983	1,079
	19,671	20,187	19,107	76,261	70,417
Bond discounts and deferred loan fees[2]	405	407	409	1,624	1,688
Total depreciation, depletion and amortization	$20,076	$20,594	$19,516	$77,885	$72,105

Basis of real estate sold
Real Estate	$11,017	$5,257	$6,423	$25,990	$20,749
Eliminations and adjustments	(109)	(8)	(80)	(642)	(195)
Total basis of real estate sold	$10,908	$5,249	$6,343	$25,348	$20,554

[1]	Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA on page 9, Reconciliations.
[2]	Bond discounts and deferred loan fees are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2020	2020	2019	2020	2019
Adjusted EBITDDA
Net income (GAAP)	$100,017	$81,007	$11,399	$166,830	$55,661
Interest, net	8,869	8,557	8,540	29,463	30,361
Income taxes	20,692	16,840	(850)	27,123	1,010
Depreciation, depletion and amortization	19,671	20,187	19,107	76,261	70,417
Basis of real estate sold	10,908	5,249	6,343	25,348	20,554
Loss on extinguishment of debt	—	—	—	—	5,512
Pension settlement charge	—	—	—	42,988	—
Non-operating pension and other postretirement benefit costs	3,556	3,557	935	14,226	3,739
Gain on sale of facility	—	—	—	—	(9,176)
Loss (gain) on fixed assets	185	(11)	1,125	(11)	865
Adjusted EBITDDA	$163,898	$135,386	$46,599	$382,228	$178,943

Adjusted net income
Net income (GAAP)	$100,017	$81,007	$11,399	$166,830	$55,661
Special items:
Loss on extinguishment of debt	—	—	—	—	5,512
Pension settlement charge, after tax	—	—	—	31,811
Gain on sale of facility, after tax	—	—	—	—	(6,790)
Adjusted net income	$100,017	$81,007	$11,399	$198,641	$54,383

Adjusted net income per diluted share
Net income per diluted share (GAAP)	$1.48	$1.20	$0.17	$2.47	$0.82
Special items:
Loss on extinguishment of debt	—	—	—	—	0.08
Pension settlement charge, after tax	—	—	—	0.47	—
Gain on sale of facility, after tax	—	—	—	—	(0.10)
Adjusted net income per diluted share	$1.48	$1.20	$0.17	$2.94	$0.80